UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2014

Date of Report (Date of earliest event reported)

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188401	99-0385424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Registrant’s telephone number, including area code

Altimo Group Corp.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Amendment to Articles of Incorporation - Name Change

Effective June 14, 2014, the Board of Directors of Altimo Group Corp., now known as Success Entertainment Group International, Inc., a Nevada corporation (the "Company"), and the majority shareholders of the Company, approved an amendment to the articles of incorporation to change the name of the Company to "Success Entertainment Group International, Inc." (the “Name Change Amendment”). The Name Change Amendment was filed with the Secretary of State of Nevada on August 22, 2014 changing the name of the Company to "Success Entertainment Group International, Inc." (the "Name Change"). The Name Change was effected to better reflect the future business operations of the Company.

The Company filed appropriate documents with FINRA to effect the Name Change. FINRA declared an effective date of September 26, 2014 for the Name Change. The trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Name Change and will be "AGOPD". After twenty business days has passed, on October 16, 2014, the Company's trading symbol will change to "SEGN". The new cusip number for the Company is 86457R107.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on August 22, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

DATE: October 1, 2014	By:	/s/ Brian Kistler
Brian Kistler
President